Exhibit 10.1

EXECUTIVE EMPLOYMENT, NON-COMPETE

AND CONFIDENTIALITY AGREEMENT

THIS EXECUTIVE EMPLOYMENT, NON-COMPETE AND CONFIDENTIALITY AGREEMENT (“Agreement”), is entered into as of the date set forth on the signature page by and between Richard A. Montoni (the “Executive”) and MAXIMUS, Inc., a Virginia corporation with its principal place of business in Reston, Virginia (the “Corporation”) with reference to the following:

WHEREAS, the parties believe the Executive possesses the experience and capabilities to provide valuable service on behalf of the Corporation; and

WHEREAS, the Corporation desires to employ the Executive as its Chief Executive Officer; and

WHEREAS, the Executive desires to be employed by the Corporation at the salary, benefits and other terms and conditions specified herein.

NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.                                       Employment.

1.1                                 Duties. The Corporation hereby employs the Executive, and the Executive hereby accepts such employment, to serve as the Chief Executive Officer. The Executive hereby represents and warrants that he is in good health and capable of performing the services required hereunder. The Executive shall perform such services and duties as are appropriate to such office or delegated to the Executive by the Corporation’s Board of Directors (“Board”). During the term of this Agreement, the Executive shall be a full-time employee of the Corporation and shall devote such time and attention to the discharge of his duties as may be necessary and appropriate to accomplish and complete such duties.

The Executive shall be nominated by the Board for election as a director and shall serve, without additional compensation, as a member of the Board, subject to his being so elected by the Corporation’s stockholders. The Executive agrees to obtain the consent of the Board, which consent may be withheld in the Board’s sole discretion, before serving on the board of any other entity or organization.

1.2                                 Compensation.

(a)                                  Base Salary. As compensation for performance of his obligations hereunder, the Corporation shall pay the Executive an annual salary of $600,000 (“Base Salary”), such Base Salary to be reviewed annually beginning on or about October 1, 2006.

(b)                                 Year-End Bonus. The Executive will participate in the Corporation’s annual bonus program, with any awards dependent on the performance of the Executive and the Corporation. The target cash bonus for the Executive will be seventy percent

(70%) of annual Base Salary for accomplishing his annual goals; except the Corporation shall pay the Executive a bonus for fiscal year 2006 equal to $600,000. Commencing on the first day of employment, the Executive shall be permitted to draw against his 2006 bonus in the amount of $25,000 per month; provided, however, that the Executive shall repay the Corporation any and all such amounts should the Executive terminate his employment with the Corporation before the earliest of (i) September 30, 2006, (ii) a “Change in Control” (as defined in the Income Continuity Plan), or (iii) his death or disability.

(c)                                  Signing Bonus. The Corporation shall pay the Executive a lump sum cash bonus of $300,000 upon his execution of this Agreement; provided that, the Executive shall repay this bonus amount in full if he terminates employment with the Corporation before the earliest of (i) the one-year anniversary of the Effective Date, (ii) a “Change in Control” (as defined in the Income Continuity Plan), or (iii) his death or disability.

(d)                                 Equity Awards. On the Effective Date, the Corporation shall award the Executive 112,500 Restricted Stock Units, under and subject to the terms of the MAXIMUS, Inc. 1997 Equity Incentive Plan (the “Equity Plan”), vesting at one-third on March 31, 2007, March 31, 2008 and March 31, 2009. Such award shall (i) provide for accelerated vesting in the event of a Change in Control and (ii) have such other terms and conditions as are included in the standard MAXIMUS Restricted Stock Unit Agreement that will be subsequently executed by the parties. In addition, the Executive shall be entitled to future awards under the Equity Plan in the discretion of the Corporation’s Board of Directors, and shall also be entitled to participate in stock option and similar plans as currently exist or may be established by the Corporation from time to time. The Corporation agrees to proportionately adjust the Executive’s vested and unvested equity awards in the event the Corporation declares an extraordinary dividend during the term hereof. For these purposes, an “extraordinary dividend” would be any distribution per share having a value in excess of ten percent (10%) of the average trading price of the Corporation’s common stock during the three-month period preceding such distribution.

(e)                                  Income Continuity Program. On the Effective Date, the Executive shall become a Participant in the MAXIMUS, Inc. Income Continuity Program (the “Income Continuity Plan”).

(f)                                    Vacation, Insurance, Expenses, Etc. The Executive shall be entitled to 20 days accrual paid vacation per year, and such benefits, health, disability and life insurance and other benefits and expense reimbursements in a manner consistent with the Corporation’s past practices and as are provided to executives at a similar level.

(g)                                 Insurance. The Corporation shall maintain the Executive as an insured party on all directors’ and officers’ insurance maintained by the Corporation for the benefit of its directors and officers on at least the same basis as all other covered individuals and provide the Executive with at least the same corporate indemnification as its officers.

(h)                                 Indemnification. The Corporation shall reimburse the Executive for reasonable attorneys’ fees incurred in connection with the review and negotiation of this

Agreement as well as the termination of his employment with his immediate predecessor employer. The Corporation shall indemnify the Executive for any losses or costs (including reasonable attorneys’ fees) arising from a claim by his immediate predecessor employer that the Executive breached his employment agreement with them or otherwise wrongfully terminated his employment with them. The amount of such indemnification shall not exceed $500,000. This provision shall survive the termination of Executive’s employment, except in the case of a Termination for Cause (as defined in the Income Continuity Plan).

1.3                                 Term; Termination. The term of the employment agreement set forth in this Section 1 shall be for a period commencing at the Effective Date and continuing for four (4) years thereafter (the “Scheduled Term”) provided that this Agreement shall terminate:

(a)                                  by mutual written consent of the parties;

(b)                                 upon Executive’s death or inability, by reason of physical or mental impairment, to perform substantially all of Executive’s duties as contemplated herein for a continuous period of 120 days or more; or

(c)                                  by the Corporation for Cause (as defined in the Income Continuity Plan).

Upon any termination of employment under this Section 1.3, neither party shall have any obligation to the other pursuant to this Section 1, but such termination shall have no effect on the obligations of the parties under other provisions of this Agreement.

“Effective Date” shall mean the date Executive commences work for the Corporation, which shall not be later than May 1, 2006.

1.4                                 Severance. The parties agree that in the event the Corporation terminates the Executive’s employment without Cause or the Executive terminates the employment for “Good Reason” (as defined in the Income Continuity Plan) prior to the expiration of the Scheduled Term, the Executive shall be entitled to receive the greater of (i) Base Salary and benefits (including the benefits specified in Section 1.2 above and the vesting of stock options and Restricted Stock Units) for the remainder of the Scheduled Term or (ii) the severance benefits specified in the severance guidelines adopted by the Compensation Committee of the Corporation’s Board of Directors on March 21, 2006. If the Executive’s employment termination occurs in connection with a Change in Control, the Executive shall be entitled to receive such payments and benefits as provided under the Income Continuity Plan, and this Section 1.4 shall not apply.

1.5                                 Continuation of Employment and Benefits. The Corporation shall treat the Executive as remaining in employment with the Corporation continuously during the period beginning March 18, 2002 through the Effective Date, to the maximum extent permitted by law and the terms of the applicable plan documents. If any law or the terms of any plan document (or related agreement) prevents the Corporation from treating the Executive as remaining in employment with the Corporation continuously during this period, the Corporation shall pay or provide to the Executive an amount equal to the difference between (a) and (b), where (a) and (b) are determined as follows:

(a)                                  The payments or benefits the Executive would have received or been entitled to if the Executive had remained in employment with the Corporation continuously during the period beginning March 18, 2002 through the Effective Date; and

(b)                                 The payments or benefits the Executive actually received or is entitled to under applicable law and the terms of the applicable plan documents;

2.                                       Non-Competition.

2.1                                 Prohibited Activities.

(a)                                  The Executive agrees that, during his employment with the Corporation and for a period of one (1) year after the termination of such employment, the Executive will not engage in any Unethical Behavior which may adversely affect the Corporation. For the purpose of this Section 2.1, “Unethical Behavior” is defined as:

(i)                                     any attempt, successful or unsuccessful, by the Executive to divert any existing or pending contracts or subcontracts from the Corporation to any other firm, whether or not affiliated with the Executive;

(ii)                                  any attempt, successful or unsuccessful, by the Executive, to influence clients of the Corporation or organizations with which the Corporation has an existing or pending contract or proposal to refrain from doing business with the Corporation or to terminate existing business with the Corporation;

(iii)                               any attempt, successful or unsuccessful, by the Executive to offer his services, or to influence any other employee of the Corporation to offer their services, to any firm to compete against the Corporation; or

(iv)                              any attempt, successful or unsuccessful, by the Executive to employ or offer employment to, or cause any other person to employ or offer employment to any individual who was an employee of the Corporation at any time during the Executive’s last six months of employment with the Corporation.

(b)                                 The Executive shall notify any new employer, partner, association or any other firm or corporation in competition with the Corporation with whom the Executive shall become associated in any capacity whatsoever of the provisions of this Section 2 and the Executive agrees that the Corporation may give such notice to such firm, corporation or other person.

2.2                                 Business Opportunities; Conflicts of Interest; Other Employment and Activities of the Executive.

(a)                                  The Executive agrees promptly to advise the Corporation of, and provide the Corporation with an opportunity to pursue, all business opportunities that reasonably relate to the present business conducted by the Corporation.

(b)                                 The Executive, in his capacity as an employee of the Corporation, shall not engage in any business with any member of the Executive’s immediate family or with any person or business entity in which the Executive or any member of the Executive’s immediate family has any ownership interest or financial interest, unless and until the Executive has first fully disclosed such interest to and received written consent from the Board of Directors. As used herein, the term “immediate family” means the Executive’s spouse, natural or adopted children, parents or siblings and the term “financial interest” means any relationship with such person or business entity that may monetarily benefit the Executive or member of the Executive’s immediate family, including any lending relationship or the guarantying of any obligations of such person or business entity by the Executive or member of his immediate family.

(c)                                  The parties hereto agree that the Executive may, consistent with this Section 2.2, receive and retain speaking fees, referral fees from business opportunities not accepted by the Corporation, and fees from outside business activities and opportunities of the Executive consented to by the Board of Directors.

3.                                       Confidentiality. The Executive agrees that the Corporation’s books, records, files and all other non-public information relating to the Corporation, its business, clients and employees are proprietary in nature and contain trade secrets and shall be held in strict confidence by the Executive, and shall not, either during the term of this Agreement or after the termination hereof, be used by Executive or disclosed, directly or indirectly, to any third party, except to the extent such use or disclosure is in furtherance of the Corporation’s business or required by any law, rule, regulation or other legal process. The trade secrets or other proprietary or confidential information referred to in the prior sentence includes, without limitation, all proposals to clients or potential clients, contracts, client or potential client lists, fee policies, financial information, administration or marketing practices or procedures and all other information regarding the business of the Corporation and its clients not generally known to the public.

4.                                       Miscellaneous.

4.1                                 Notices. All notices, requests, demands or other communications provided for in this Agreement shall be in writing and shall be delivered by hand, sent prepaid by overnight delivery service or sent by the United States mail, certified, postage prepaid, return receipt request, to the following:

If to the Corporation:

MAXIMUS, Inc.

11419 Sunset Hills Road

Reston, Virginia 20190

Attention:  General Counsel

If to the Executive:

Richard A. Montoni

9317 Morison Lane

Great Falls, Virginia 22066

Any notice, request, demand or other communication delivered or sent in the foregoing manner shall be deemed given or made (as the case may be) upon the earliest of (i) the date it is actually received, (ii) the business-day after the day on which it is delivered by hand, (iii) the business day after the day on which it is properly delivered to Federal Express (or a comparable overnight delivery service), or (iv) the third business day after the date on which it is deposited in the United States mail. Either party may change its address by notifying the other party of the new address in any manner permitted by this paragraph.

4.2                                 Remedies. The parties agree and acknowledge that any violation by the Executive of the terms hereof may result in irreparable injury and damage to the Corporation or its clients, which may not adequately be compensable in monetary damages, that the Corporation will have no adequate remedy at law therefor, and that the Corporation may obtain such preliminary, temporary or permanent mandatory or restraining injunctions, orders or decrees as may be necessary to protect it against, or on account of, any breach of the provisions contained in this Agreement.

4.3                                 No Obligation of Continued Employment. The Executive understands that this Agreement does not create an obligation on the part of the Corporation to continue the Executive’s employment with the Corporation after the expiration or termination of this Agreement.

4.4                                 Benefit; Assignment. This Agreement shall bind and inure to the benefit of the parties and their respective personal representatives, heirs, successors and assigns, provided this Agreement may not be assigned by either party without the consent of the other, except that the Corporation may assign this Agreement in connection with the merger, consolidation or sale of all or substantially all of its business or assets.

4.5                                 Entire Agreement. This Agreement supersedes all prior agreements, written or oral, with respect to the subject matter of this Agreement.

4.6                                 Severability. In the event that any one or more of the provisions contained herein shall be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and all other provisions shall remain in full force and effect. If any of the provisions of this Agreement is held to be excessively broad, it shall be reformed and construed by limiting and reducing it so as to be enforceable to the maximum extent permitted by law.

4.7                                 Waivers. No delay or omission by the Corporation in exercising any right under this Agreement will operate as a waiver of that or any other right. A waiver or consent given by the Corporation on any occasion is effective only in that instance and will not be construed as a bar to or waiver of any right on any other occasion.

4.8                                 Captions. The captions of the various sections and paragraphs of this Agreement have been inserted only for the purpose of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement.

4.9                                 Governing Law and Jurisdiction. This Agreement shall in all events and for all purposes be governed by, and construed in accordance with, the laws of the Commonwealth of Virginia. Any action or proceeding against the parties relating in any way to this Agreement must be brought and enforced in the courts of Fairfax County, Virginia or the Northern District of Virginia, and the parties irrevocably submit to the jurisdiction of such courts in respect of any such action or proceeding.

4.10                           Amendments. No changes to this Agreement shall be binding unless in writing and signed by both the parties.

4.11                           Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all such counterparts shall constitute one instrument.

THE EXECUTIVE HAS READ ALL OF THE PROVISIONS OF THIS AGREEMENT AND THE EXECUTIVE UNDERSTANDS, AND AGREES TO, EACH OF SUCH PROVISIONS. THE EXECUTIVE UNDERSTANDS THAT THIS AGREEMENT MAY AFFECT THE EXECUTIVE’S RIGHT TO ACCEPT EMPLOYMENT WITH OTHER COMPANIES SUBSEQUENT TO THE EXECUTIVE’S EMPLOYMENT WITH THE CORPORATION.

IN WITNESS WHEREOF, the undersigned have executed this Agreement effective as of the date first above written.

EXECUTIVE	MAXIMUS, Inc.

By
Richard A. Montoni

Date	Title